PRDO ANNOUNCES 4Q21 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS FOURTH QUARTER AND

FULL YEAR 2021 RESULTS

Schaumburg, Ill. (February 24, 2022) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year ended December 31, 2021.

Full Year 2021 Results as Compared to Prior Year

•	Revenue increased 0.8 percent to $693.0 million, with both CTU and the AIU System contributing to the growth.
•	Operating income increased 4.3 percent to $149.0 million while adjusted operating income increased 10.4 percent to $175.5 million.*
•	Earnings per diluted share was $1.55 as compared to $1.74 while adjusted earnings per diluted share was $1.70 as compared to $1.56.*
•

Total student enrollments at December 31, 2021 decreased by 5.4 percent, with CTU experiencing a 0.4 percent increase that was offset by a 13.3 percent decrease within the AIU System. Total student enrollments at CTU were positively impacted by the academic calendar redesign.

•	Ended the year with $499.4 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

Fourth Quarter 2021 Results as Compared to Prior Year Quarter

•	Revenue decreased 6.6 percent to $159.9 million, primarily driven by a decrease in total student enrollments.
•	Operating income decreased 4.5 percent to $34.6 million while adjusted operating income increased 1.7 percent to $42.0 million.*
•	Earnings per diluted share was $0.35 as compared to $0.38 while adjusted earnings per diluted share was $0.40 for both periods.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

“We are pleased with our operating performance in 2021. Our business performed well despite recent student engagement issues which we believe relate to the COVID-19 pandemic,” said Todd Nelson, Perdoceo’s Executive Chairman. “We are also pleased with the two acquisitions completed during 2021 which further broaden the academic offerings at our educational institutions.”

Andrew Hurst, recently named as Perdoceo’s President and Chief Executive Officer, added, “Our strong management team remains focused on student experiences, retention and academic outcomes while continuing to leverage data analytics and technology to benefit our institutions.”

PRDO ANNOUNCES 4Q21 RESULTS …PG 2

REVENUE

•	For the quarter ended December 31, 2021, revenue of $159.9 million decreased 6.6 percent compared to revenue of $171.2 million for the prior year quarter.

•	For the year ended December 31, 2021, revenue of $693.0 million increased 0.8 percent compared to revenue of $687.3 million for the prior year, with both CTU and AIUS contributing to growth.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2021	2020	% Change	2021	2020	% Change
CTU (1)	$95,904	$102,741	-6.7%	$408,549	$405,507	0.8%
AIUS (2)	63,712	68,082	-6.4%	283,360	281,361	0.7%
Corporate and Other	243	336	NM	1,125	446	NM
Total	$159,859	$171,159	-6.6%	$693,034	$687,314	0.8%

(1)	CTU’s results of operations include the acquisition of Hippo Education LLC (the “Hippo acquisition”) commencing on the September 10, 2021 date of acquisition.

(2)

AIUS’ results of operations include the acquisition of substantially all of the assets of DigitalCrafts (the “DigitalCrafts acquisition”) commencing on the August 2, 2021 date of acquisition and the acquisition of substantially all of the assets of Trident University International (the “Trident acquisition”) commencing on the March 2, 2020 date of acquisition.

TOTAL STUDENT ENROLLMENTS

•

CTU’s total student enrollments increased 0.4 percent as of December 31, 2021, while AIUS’ total student enrollments decreased 13.3 percent. CTU’s total student enrollments were positively impacted by the academic calendar redesign.

	At December 31,
Total Student Enrollments (1)	2021	2020	% Change
CTU	24,700	24,600	0.4%
AIUS	15,700	18,100	-13.3%
Total	40,400	42,700	-5.4%

(1)	Total student enrollments do not include learners participating in non-degree professional development and continuing education offerings.

PRDO ANNOUNCES 4Q21 RESULTS …PG 3

OPERATING INCOME

•	For the quarter ended December 31, 2021, operating income decreased by 4.5 percent to $34.6 million as compared to the prior year quarter.

•	For the year ended December 31, 2021, operating income increased by 4.3 percent to $149.0 million as compared to the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income ($ in thousands)	2021	2020	% Change	2021	2020	% Change
CTU (1)	$35,723	$37,802	-5.5%	$148,481	$138,490	7.2%
AIUS (2)	10,255	5,457	87.9%	39,130	30,822	27.0%
Corporate and Other (3)	(11,402)	(7,070)	-61.3%	(38,595)	(26,378)	-46.3%
Total	$34,576	$36,189	-4.5%	$149,016	$142,934	4.3%

(1)	CTU’s results of operations include the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)	AIUS’ results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition and the Trident acquisition commencing on the March 2, 2020 date of acquisition.

(3)

Corporate and Other includes legal fee expense associated with (i) responses to the Department of Education (“the Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended December 31, 2021, adjusted operating income of $42.0 million increased 1.7 percent compared to adjusted operating income of $41.3 million for the prior year quarter.

•	For the year ended December 31, 2021, adjusted operating income of $175.5 million increased 10.4 percent compared to adjusted operating income of $159.0 million for the prior year.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income ($ in thousands)	2021	2020	2021	2020
Operating income	$34,576	$36,189	$149,016	$142,934
Depreciation and amortization (1)	4,964	4,001	16,766	14,786
Legal fee expense related to certain matters (2)	2,494	1,129	9,735	1,296
Adjusted Operating Income	$42,034	$41,319	$175,517	$159,016

Increase (Decrease)	1.7%		10.4%

(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with the Trident, DigitalCrafts and Hippo acquisitions.

(2)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 4Q21 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended December 31, 2021, the Company recorded:

•	Net income of $24.5 million compared to $27.1 million for the prior year quarter.
•	Earnings per diluted share of $0.35 compared to $0.38 for the prior year quarter.
•	Adjusted earnings per diluted share of $0.40 compared to $0.40 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year ended December 31, 2021, the Company recorded:

•	Net income of $109.6 million compared to $124.3 million for the prior year.
•	Earnings per diluted share of $1.55 compared to $1.74 for the prior year.
•	Adjusted earnings per diluted share of $1.70 compared to $1.56 for the prior year. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020

Reported Earnings Per Diluted Share	$0.35	$0.38	$1.55	$1.74

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.03	0.01	0.06	0.04
Legal fee expense related to certain matters (2)	0.04	0.01	0.14	0.02
Tax effect of adjustments (3)	(0.02)	-	(0.05)	(0.02)
Release of valuation allowance (4)	-	-	-	(0.22)
Adjusted Earnings Per Diluted Share	$0.40	$0.40	$1.70	$1.56

(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with the Trident, DigitalCrafts and Hippo acquisitions.

(2)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

(4)

The release of a valuation allowance in the amount of $16.0 million was a result of the determination during the period that it was more likely than not that the Company would utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an overall domestic loss account balance.

PRDO ANNOUNCES 4Q21 RESULTS …PG 5

BALANCE SHEET AND CASH FLOW

•

For the quarter ended December 31, 2021, net cash provided by operating activities was $46.9 million, compared to net cash provided by operating activities of $42.2 million during the prior year quarter.

•	For the year ended December 31, 2021, net cash provided by operating activities was $191.1 million, compared to net cash provided by operating activities of $180.0 million during the prior year.
•	At December 31, 2021 and December 31, 2020, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $499.4 million and $410.4 million, respectively.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items ($ in thousands)	2021	2020	% Change	2021	2020	% Change
Net cash provided by operating activities	$46,910	$42,203	11.2%	$191,116	$179,956	6.2%
Business acquisitions, net of cash acquired	$196	$-	NM	$57,143	$39,819	43.5%
Capital expenditures	$4,177	$2,289	82.5%	$10,453	$9,768	7.0%

STOCK REPURCHASE PROGRAM

The Board of Directors of the Company approved a stock repurchase program commencing March 1, 2022 which authorizes the Company to repurchase up to $50.0 million of the Company’s outstanding common stock. The program expires September 30, 2023 and replaces the existing stock repurchase program that expires on February 28, 2022.

PRDO ANNOUNCES 4Q21 RESULTS …PG 6

OUTLOOK

The Company is providing the following 2022 outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Operating Income	$40.8M - $42.8M	$40.6M	$106.7M - $119.7M	$149.0M
Depreciation and amortization	$5.0M	$4.0M	$20.7M	$16.8M
Legal fee expense related to certain matters (1)	$2.2M	$0.3M	$7.6M	$9.7M
Adjusted Operating Income	$48.0M - $50.0M	$44.9M	$135.0M - $148.0M	$175.5M

Earnings Per Diluted Share	$0.43 - $0.45	$0.43	$1.13 - $1.27	$1.55
Amortization of acquired intangible assets	$0.02	$0.01	$0.10	$0.06
Legal fee expense related to certain matters (1)	$0.03	-	$0.11	$0.14
Tax effect of adjustments	($0.01)	-	($0.06)	($0.05)
Adjusted Earnings Per Diluted Share	$0.47 - $0.49	$0.44	$1.28 - $1.42	$1.70

(1)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2022 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) no significant impact of new or proposed regulations, including recent Department of Education negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) no significant future operating or financial impacts relating to the COVID-19 pandemic, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 27.0% for the first quarter and 26.0% for the full year, and (vi) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 4Q21 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, February 24, 2022 at 5:30 p.m. Eastern time to discuss fourth quarter and full year 2021 results and 2022 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-200-6205 (domestic) or 1-929-526-1599 (international). Both dial-in numbers will use the access code 553619. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/364159545. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days following the call at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree professional development and continuing education offerings. Perdoceo’s universities offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy which may continue to be impacted by the COVID-19 pandemic. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 4Q21 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Davis Snyder or Eric Markman

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$319,982	$105,684
Restricted cash	5,196	4,000
Short-term investments	174,213	300,676
Total cash and cash equivalents, restricted cash and short-term investments	499,391	410,360

Student receivables, net	43,033	44,682
Receivables, other	1,692	2,873
Prepaid expenses	6,919	8,209
Inventories	904	596
Other current assets	2,514	341
Total current assets	554,453	467,061

NON-CURRENT ASSETS:
Property and equipment, net	28,355	27,761
Right of use asset, net	36,664	44,773
Goodwill	162,579	118,312
Intangible assets, net	32,208	15,522
Student receivables, net	1,372	1,303
Deferred income tax assets, net	25,114	40,351
Other assets	6,688	6,434
TOTAL ASSETS	$847,433	$721,517

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$9,400	$9,789
Accounts payable	10,838	13,259
Accrued expenses:
Payroll and related benefits	25,312	22,661
Advertising and marketing costs	8,690	10,249
Income taxes	211	1,402
Other	15,180	11,921
Deferred revenue	70,613	34,534
Total current liabilities	140,244	103,815

NON-CURRENT LIABILITIES:
Lease liability - operating	35,549	43,405
Other liabilities	21,530	18,390
Total non-current liabilities	57,079	61,795

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	887	873
Additional paid-in capital	674,242	658,423
Accumulated other comprehensive (loss) income	(96)	364
Retained earnings	251,972	142,335
Treasury stock	(276,895)	(246,088)
Total stockholders' equity	650,110	555,907
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$847,433	$721,517

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2021	% of Total Revenue	2020	% of Total Revenue
REVENUE:
Tuition and fees, net	$158,185	99.0%	$170,215	99.4%
Other	1,674	1.0%	944	0.6%
Total revenue	159,859		171,159
OPERATING EXPENSES:
Educational services and facilities	25,276	15.8%	28,619	16.7%
General and administrative	95,043	59.5%	102,350	59.8%
Depreciation and amortization	4,964	3.1%	4,001	2.3%
Total operating expenses	125,283	78.4%	134,970	78.9%
Operating income	34,576	21.6%	36,189	21.1%
OTHER INCOME:
Interest income, net	136	0.1%	576	0.3%
Miscellaneous income	67	0.0%	113	0.1%
Total other income	203	0.1%	689	0.4%
PRETAX INCOME	34,779	21.8%	36,878	21.5%
Provision for income taxes	10,309	6.4%	9,806	5.7%

INCOME FROM CONTINUING OPERATIONS	24,470	15.3%	27,072	15.8%
Loss from discontinued operations, net of tax	(4)	0.0%	(21)	0.0%
NET INCOME	24,466	15.3%	27,051	15.8%

NET INCOME PER SHARE - BASIC:	$0.35		$0.39

NET INCOME PER SHARE -DILUTED:	$0.35		$0.38

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,565		69,555
Diluted	70,335		70,968

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended December 31,
(In Thousands)	2021		2020
NET INCOME	$24,466		$27,051
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(2)		71
Unrealized loss investments	(91)		(310)
Total other comprehensive loss	(93)		(239)
COMPREHENSIVE INCOME	$24,373		$26,812

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2021	% of Total Revenue	2020	% of Total Revenue
REVENUE:
Tuition and fees, net	$688,415	99.3%	$684,579	99.6%
Other	4,619	0.7%	2,735	0.4%
Total revenue	693,034		687,314
OPERATING EXPENSES:
Educational services and facilities	108,743	15.7%	111,768	16.3%
General and administrative	418,509	60.4%	417,214	60.7%
Depreciation and amortization	16,766	2.4%	14,786	2.2%
Asset impairment	-	0.0%	612	0.1%
Total operating expenses	544,018	78.5%	544,380	79.2%
Operating income	149,016	21.5%	142,934	20.8%
OTHER INCOME:
Interest income	930	0.1%	3,852	0.6%
Interest expense	(920)	-0.1%	(167)	0.0%
Miscellaneous income	58	0.0%	211	0.0%
Total other income	68	0.0%	3,896	0.6%
PRETAX INCOME	149,084	21.5%	146,830	21.4%
Provision for income taxes	39,430	5.7%	22,476	3.3%

INCOME FROM CONTINUING OPERATIONS	109,654	15.8%	124,354	18.1%
Loss from discontinued operations, net of tax	(17)	0.0%	(90)	0.0%
NET INCOME	109,637	15.8%	124,264	18.1%

NET INCOME PER SHARE - BASIC:	$1.57		$1.79

NET INCOME PER SHARE -DILUTED:	$1.55		$1.74

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,024		69,414
Diluted	70,881		71,265

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year Ended December 31,
(In Thousands)	2021		2020
NET INCOME	$109,637		$124,264
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(177)		199
Unrealized loss on investments	(283)		(179)
Total other comprehensive (loss) income	(460)		20
COMPREHENSIVE INCOME	$109,177		$124,284

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$109,637	$124,264
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	-	612
Depreciation and amortization expense	16,766	14,786
Bad debt expense	44,344	47,556
Compensation expense related to share-based awards	14,972	13,379
Deferred income taxes	15,330	20,353
Changes in operating assets and liabilities:
Student receivables, gross	6,631	7,092
Allowance for credit losses	(47,417)	(39,546)
Receivables, other	5,396	(99)
Inventories, prepaid expenses, and other current assets	3,285	3,031
Other non-current assets	72	151
Accounts payable	(2,744)	374
Accrued expenses and other non-current liabilities	(3,404)	(11,135)
Deferred revenue	30,724	5,138
Right of use asset and lease liability	(2,476)	(6,000)
Net cash provided by operating activities	191,116	179,956

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(269,739)	(403,673)
Sales of available-for-sale investments	391,659	287,249
Purchases of property and equipment	(10,453)	(9,768)
Business acquisitions, net of acquired cash	(57,143)	(39,819)
Other	-	103
Net cash provided by (used in) investing activities	54,324	(165,908)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(25,296)	(17,862)
Issuance of common stock	861	5,723
Payments of employee tax associated with stock compensation	(5,511)	(912)
Net cash used in financing activities	(29,946)	(13,051)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	215,494	997

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	109,684	108,687
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$325,178	$109,684

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2021	2020
REVENUE:
CTU (1)	$95,904	$102,741
AIUS (2)	63,712	68,082
Corporate and Other	243	336
Total	$159,859	$171,159

OPERATING INCOME (LOSS):
CTU (1)	$35,723	$37,802
AIUS (2)	10,255	5,457
Corporate and Other	(11,402)	(7,070)
Total	$34,576	$36,189

OPERATING MARGIN (LOSS):
CTU (1)	37.2%	36.8%
AIUS (2)	16.1%	8.0%
Corporate and Other	NM	NM
Total	21.6%	21.1%

(1)	CTU’s results of operations include the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)	AIUS’ results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2021	2020
REVENUE:
CTU (1)	$408,549	$405,507
AIUS (2)	283,360	281,361
Corporate and Other	1,125	446
Total	$693,034	$687,314

OPERATING INCOME (LOSS):
CTU (1)	$148,481	$138,490
AIUS (2)	39,130	30,822
Corporate and Other	(38,595)	(26,378)
Total	$149,016	$142,934

OPERATING MARGIN (LOSS):
CTU (1)	36.3%	34.2%
AIUS (2)	13.8%	11.0%
Corporate and Other	NM	NM
Total	21.5%	20.8%
(1)	CTU’s results of operations include the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)	AIUS’ results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition and the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
Adjusted Operating Income	2021	2020	2021	2020
Operating income	$34,576	$36,189	$149,016	$142,934
Depreciation and amortization (2)	4,964	4,001	16,766	14,786
Legal fee expense related to certain matters (3)	2,494	1,129	9,735	1,296
Adjusted Operating Income (4)	$42,034	$41,319	$175,517	$159,016

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Operating income	$40.8M - $42.8M	$40,617	$106.7M - $119.7M	$149,016
Depreciation and amortization (2)	$5.0M	4,002	$20.7M	16,766
Legal fee expense related to certain matters (3)	$2.2M	242	$7.6M	9,735
Adjusted Operating Income (4)	$48.0M - $50.0M	$44,861	$135.0M - $148.0M	$175,517

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
	2021	2020	2021	2020
Reported Earnings Per Diluted Share	$0.35	$0.38	$1.55	$1.74

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.01	0.06	0.04
Legal fee expense related to certain matters (3)	0.04	0.01	0.14	0.02
Total pre-tax adjustments	$0.07	$0.02	$0.20	$0.06
Tax effect of adjustments (5)	(0.02)	-	(0.05)	(0.02)
Release of valuation allowance (6)	-	-	-	(0.22)
Total adjustments after tax	0.05	0.02	0.15	(0.18)
Adjusted Earnings Per Diluted Share (4)	$0.40	$0.40	$1.70	$1.56

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Reported Earnings Per Diluted Share	$0.43 - $0.45	$0.43	$1.13 - $1.27	$1.55

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.02	0.01	0.10	0.06
Legal fee expense related to certain matters (3)	0.03	-	0.11	0.14
Total pre-tax adjustments	$0.05	$0.01	$0.21	$0.20
Tax effect of adjustments (5)	(0.01)	-	(0.06)	(0.05)
Total adjustments after tax	0.04	0.01	0.15	0.15
Adjusted Earnings Per Diluted Share (4)	$0.47 - $0.49	$0.44	$1.28 - $1.42	$1.70

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition, the Hippo acquisition commencing on the September 10, 2021 date of acquisition and the Trident acquisition commencing on the March 2, 2020 date of acquisition.

(2)	Amortization for acquired intangible assets relate to definite-lived intangible assets associated with the Trident, DigitalCrafts and Hippo acquisitions.

(3)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(4)

The Company began adjusting for legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts, during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Also, the Company no longer adjusts operating income for expenses related to the vacated facilities at closed campuses as these expenses are expected to be immaterial. Prior period amounts were recast for these items to maintain comparability.

(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. There is no tax effect applied to the adjustment related to the release of the valuation allowance as this is an adjustment for income tax.

(6)

The release of a valuation allowance in the amount of $16.0 million was a result of the determination during the period that it was more likely than not that the Company would utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an overall domestic loss account balance.